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                                                                    EXHIBIT 10.6


                            SIXTH AMENDMENT TO LEASE

                                                         Dated: June _____, 2003

LANDLORD:                  ELEVEN INKSTER, L.L.C.

TENANT: TECHTEAM GLOBAL, INC., FORMERLY KNOWN AS NATIONAL TECHTEAM, INC., A DELAWARE CORPORATION

PREMISES:                  SPACE IN THE BUILDINGS AT CUMBERLAND TECH CENTER,
                           11 MILE AND INKSTER ROADS, SOUTHFIELD, MICHIGAN

LEASE:                     DATED SEPTEMBER 27, 1993, AS AMENDED BY
                           FIRST AMENDMENT TO LEASE DATED DECEMBER 7,1993, SECOND AMENDMENT TO LEASE DATED JANUARY 23,1995, THIRD AMENDMENT TO LEASE DATED MARCH 29, 1996, FOURTH AMENDMENT TO LEASE DATED MARCH 13, 2000, AND FIFTH AMENDMENT TO LEASE DATED OCTOBER 13, 2000

         THE CIRCUMSTANCES OF THIS AMENDMENT ARE:

         A. Landlord and Tenant are parties to the above referenced Lease for the above described Premises which presently includes 57,403 square feet of Rentable Floor Area located in the Cumberland Tech Center (the "Center") at the southeast corner of Eleven Mile and Inkster Roads in the City of Southfield, Oakland County, Michigan. Landlord is the successor to Eleven Inkster Associates.

         B. Pursuant to a Sublease dated August 31, 2000, Tenant previously subleased from Dura Operating Corp., a Delaware corporation, 43,254 square feet of Rentable Floor Area located in Building B at the Center (the "Subleased Premises") commencing September 1, 2000, through and including July 31, 2003 (the "Sublease Term").

         C. Under the Fifth Amendment to Lease, the Subleased Premises will be deemed a part of the Premises under the Lease commencing on August 1, 2003, following expiration of the Sublease Term.

         D. Under the Fourth Amendment to Lease, Basic Monthly Rent became payable on a "net" basis effective January 1, 2001, and the Tax Base Amount and Expense Base Amount each were reduced to zero for use in determining Additional Rent for Real Estate Taxes and Operating Expense for the Center.

         E. Tenant has now requested to reduce the Leased Premises by vacating Building D consisting of 30,817 square feet of Rentable Floor Area effective July 1, 2003.

         F. Landlord and Tenant therefore desire to further amend the Lease to
(i) reduce the Leased Premises by the deletion of Building D effective July 1, 2003, (ii) extend the term of the Lease, and (iii) provide to Tenant a right of first offer to lease certain space in Building A, all pursuant to the terms of this Amendment.

THE PARTIES THEREFORE AGREE AS FOLLOWS:

         1. Not later than July 1, 2003, Tenant will vacate Building D and deliver possession of the entire 30,817 square feet of Rentable Floor Area in Building D to Landlord in broom clean condition and in accordance with the requirements and provisions of the Lease with respect to termination. Notwithstanding the foregoing, Tenant's existing communications switch in Building D may remain in its present location until not later than October 1, 2003. The removal of the communications switch from Building D will be coordinated with Landlord and will be accomplished by Tenant not later than October 1, 2003.


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         2. The term of the Lease is extended to expire on June 30, 2011.

         3. Effective on July 1, 2003, Basic Monthly Rent and Additional Rent, based on Tenant's Portion of the Real Estate Taxes and Operating Expense for the Center, will be payable as follows:


                                                             Tenant's Portion
                                              Premises        (Percentage of               Basic           Rental Rate
Dates                                         (Rentable          Rentable                 Monthly         Per Square Foot
                                            Square Feet)        Floor Area)                 Rent             Per Year
                                            ------------        -----------                 ----             --------
July 1, 2003 - July 31, 2003                   26,586             24.73%                 $28,801.50      $13.00/square foot
August 1, 2003 - December 31, 2003             69,840             64.97%                 $75,660.00      $13.00/square foot
January 1, 2004 - December 31, 2004            69,840             64.97%                 $78,570.00      $13.50/square foot
January 1, 2005 - December 31, 2005            69,840             64.97%                 $81,480.00      $14.00/square foot
January 1, 2006 - December 31, 2006            69,840             64.97%                 $83,517.00      $14.35/square foot
January 1, 2007 - December 31, 2007            69,840             64.97%                 $85,554.00      $14.70/square foot
January 1, 2008 - December 31, 2008            69,840             64.97%                 $87,591.00      $15.05/square foot
January 1, 2009 - December 31, 2009            69,840             64.97%                 $89,628.00      $15.40/square foot
January 1, 2010 - December 31, 2010            69,840             64.97%                 $91,665.00      $15.75/square foot
January 1, 2011 - June 30, 2011                69,840             64.97%                 $93,702.00      $16.10/square foot


         4. Paragraph 6 of the Fourth Amendment to Lease is deemed null, void and of no further force or effect.

         5. During the period commencing January 1, 2004 and ending June 30, 2006, and provided that this Lease is in effect and Tenant is not in default, Tenant will have a right of first offer to lease Additional Space in the Center consisting of the approximately 3,782 square feet of Rentable Floor Area at the northwest corner of Building A. In the event that Landlord proposes to lease the Additional Space to others, Landlord will provide written notice to Tenant specifying the terms upon which Landlord proposes to lease the space, including the rental rate, term, availability date, and any allowance for improvements. Tenant may exercise its right to lease the Additional Space by written notice to Landlord received by Landlord not later than 10 days following Landlord's notice to Tenant. If Tenant exercises its right by notice to Landlord, the Additional Space will be included in the leased Premises effective on the availability date in accordance with all of the terms of the notice from Landlord.

         6. As amended hereby, all other terms, conditions and provisions of the Lease as previously amended shall remain in full force and effect.

ELEVEN INKSTER, L.L.C.                          TECHTEAM GLOBAL, INC.
By:  Levine Interests Limited Partnership II,
     a Michigan limited partnership, Manager

By: ______________________________              By: ____________________________
Its:______________________________              Its: ___________________________
             "LANDLORD"                                      "TENANT"